UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) May 4, 2011

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Tellabs held its Annual Meeting of Shareholders on May 4, 2011. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
1. Election of Directors
Frank Ianna	246,481,686	8,433,342	260,014	44,998,548
Stephanie Pace Marshall, Ph.D.	236,428,575	18,491,777	254,690	44,998,548
William F. Souders	241,809,417	13,102,695	262,930	44,998,548

	Votes For	Votes Against	Abstentions	Broker Non-Votes
2. Approval of an advisory resolution regarding executive compensation.	236,533,171	12,466,668	6,175,203	44,998,548

	1 Year	2 Years	3 Years	Abstentions
3. Recommendation of the frequency of the advisory resolution regarding executive compensation.	216,314,904	1,334,083	30,982,819	6,543,236

	Votes For	Votes Against	Abstentions	Broker Non-Votes
4. Ratification of Appointment of Independent Registered Auditors	281,209,410	18,019,620	944,560	n/a

Item 8.01 Other Events

The Board of Directors has approved a quarterly cash dividend on May 4, 2011 of $0.02 per share payable on May 27, 2011 to stockholders of record as of the close of business on May 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello
Vice President of Finance and Chief Accounting Officer
(Principal Accounting Officer and duly authorized officer)

May 9, 2011

(Date)